                                                      Rule 424(b)(5)
                                                      Registration No. 333-50170



                             PROSPECTUS SUPPLEMENT
                    (To Prospectus dated November 29, 2000)

                         NANOPIERCE TECHNOLOGIES, INC.

                       1,873,000 shares of common stock

             warrants to purchase 1,073,000 shares of common stock

     By this prospectus supplement and the accompanying prospectus, we are offering the following securities:

     . 800,000 units that each consist of one share of our common stock and one warrant to purchase 1.1 shares of our common stock (collectively, the "investor warrants");

     . warrants to purchase 25,000 shares of our common stock (the "additional investor warrants");

     . 1,073,000 shares of our common stock that will be issued upon the exercise of all of the investor warrants, the additional investor warrants and the sales agent warrants; and

     . warrants to purchase 80,000 units (the "sales agent warrants") that each consist of one share of our common stock and one warrant to purchase 1.1 shares of our common stock to be issued directly to the sales agent.

     You should read this prospectus supplement and the accompanying prospectus carefully before you decide to invest.

     Our common stock is traded on the over-the-counter market and is quoted on the OTC Bulletin Board under the symbol "NPCT." The common stock also is traded on the Frankfurt Stock Exchange and the Hamburg Stock Exchange under the symbol "NPI." On April 1, 2002, the average of the closing bid and asked prices for our common stock on the OTC Bulletin Board was $1.52 per share (rounded to the nearest penny). See "THE OFFERING." There is no market for the warrants offered by this prospectus supplement and the accompanying prospectus and you should not expect one to be established in the future.

Investing in our common stock or warrants involves a high degree of risk which you should consider before you invest. See "RISK FACTORS" beginning on page S-4 in this prospectus supplement and on page 5 of the accompanying prospectus.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved any of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

     The securities offered by this prospectus supplement and the accompanying prospectus are offered by Nanopierce Technologies, Inc.

           The date of this prospectus supplement is April 9, 2002.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                             PROSPECTUS SUPPLEMENT

FORWARD-LOOKING STATEMENTS................................................. S-2
THE OFFERING............................................................... S-2
RISK FACTORS............................................................... S-4
RECENT DEVELOPMENTS........................................................ S-6
USE OF PROCEEDS............................................................ S-6
PLAN OF DISTRIBUTION....................................................... S-6
EXPERTS.................................................................... S-7
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE............................ S-7
ABOUT THIS PROSPECTUS SUPPLEMENT........................................... S-8

                                   PROSPECTUS

FORWARD-LOOKING STATEMENTS.................................................   2
PROSPECTUS SUMMARY.........................................................   3
RISK FACTORS...............................................................   5
USE OF PROCEEDS............................................................  14
THE COMPANY................................................................  14
DESCRIPTION OF COMMON STOCK................................................  14
DESCRIPTION OF PREFERRED STOCK.............................................  16
DESCRIPTION OF WARRANTS....................................................  17
DESCRIPTION OF DEBT SECURITIES.............................................  18
PLAN OF DISTRIBUTION.......................................................  19
LEGAL MATTERS..............................................................  21
EXPERTS....................................................................  21
AVAILABLE INFORMATION......................................................  21
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE............................  21
ABOUT THIS PROSPECTUS......................................................  22

                          FORWARD-LOOKING STATEMENTS

     This prospectus supplement and the accompanying prospectus include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. We base these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to risks, uncertainties, and assumptions about our company, including:

     . the rate of market development and acceptance of the interconnect technology in the industry within which we are concentrating our business activities;

     . the limited revenues and significant operating losses generated to date;

     . the possibility of significant ongoing capital requirements and our ability to secure financing as and when necessary;

     . our ability to compete successfully with the other providers of interconnect technologies;

     . our ability to retain the services of our key management, and to attract new members of the management team; and

     . our ability to obtain and retain appropriate patent, copyright and trademark protection of our intellectual properties and any of our products.

     You should only rely on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized any person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement is accurate as of the date on the front cover of this prospectus supplement only. Our business, financial condition, results of operations and prospects may have changed since that date.

     The prospectus that accompanies this prospectus supplement contains important information regarding this offering, and you are urged to read both the prospectus and this prospectus supplement in full to obtain material information concerning the shares of our common stock and the warrants to purchase common stock that are offered in this prospectus supplement and the accompanying prospectus.

     Some of the information contained in this prospectus supplement updates information in the accompanying prospectus. Therefore, if there are inconsistencies between this prospectus supplement and the accompanying prospectus, the information in this prospectus supplement supercedes the information in the accompanying prospectus.

                                 THE OFFERING

General

          This offering includes:

     . 800,000 units that each consist of one share of our common stock (collectively, the "investor shares") and one warrant to purchase 1.1 shares of our common stock (collectively, the "investor warrants");

     . warrants to purchase 25,000 shares of our common stock (the "additional investor warrants");

     . 1,073,000 shares of our common stock that will be issued upon the exercise of all of the investor warrants, the additional investor warrants and the sales agent warrants; and

     . warrants to purchase 80,000 units (collectively, the "sales agent warrants") that each consist of one share of our common stock and one warrant to purchase 1.1 shares of our common stock to be issued directly to the sales agent.

The investor warrants, the additional investor warrants and the sales agent warrants are collectively referred to in this prospectus supplement as the "warrants."

Common Stock

     Authorized Capital. Our authorized capital stock consists of 200,000,000 shares of common stock, $.0001 par value per share, and 5,000,000 shares of preferred stock, $.0001 par value per share. As of April 1, 2002, we had issued and outstanding 55,737,398 shares of common stock, no shares of preferred stock, warrants to purchase 2,320,661 shares of our common stock and options to purchase 7,707,000 shares of our common stock. On a fully diluted basis, we had 65,765,059 shares of our common stock outstanding as of April 1, 2002.

     Price Range of Common Stock. The following table sets forth the range of high and low bid quotations for the common stock of each full quarterly period during the last three fiscal quarters, rounded to the nearest penny. The quotations were obtained from information published by the NASD and reflect interdealer prices, without retail mark-up, mark-down or commissions and may not represent actual transactions. The average of the closing bid and asked prices for the common stock on the OTC Bulletin Board was $1.52 on April 1, 2002 (rounded to the nearest penny).

           Fiscal Quarter                  High                  Low
           --------------                  ----                  ---
         March 31, 2001                   $1.74                 $0.72

         December 31, 2001                 0.91                  0.57

         September 30, 2001                0.90                  0.60

     As of April 1, 2002, there were 255 holders of record of our 55,737,398 outstanding shares of common stock. Based upon information provided to us by persons holding our common stock for the benefit of others, it is estimated that we had in excess of 2,000 beneficial owners of our common stock as of April 1, 2002.

Warrants

     For a complete description of the terms and conditions of the warrants that are offered by this prospectus supplement and the accompanying prospectus, please refer to the warrant agreements filed as exhibits to our Current Report on Form 8-K filed by us on April 9, 2002. The description of the warrants in this prospectus supplement that follows is qualified in its entirety by reference to that exhibit. Currently there exists no public market for any warrants, including the investor warrants, the additional investor warrants and the sales agent warrants, and we can give no assurances that a public market will develop in the future.

     Investor warrants. The investor warrants offered by us through the sales agent entitle the holders to purchase up to 880,000 shares of our common stock at an exercise price per share that is equal to $1.45 at any time commencing on March 29, 2002, and ending at 5:00 p.m. New York City time on March 30, 2007. Any investors warrants not exercised by that time will become null and void.

     Additional investor warrants. The additional investor warrants offered by us to the investor in connection with the preparation of the documentation of this offering entitle the holders to purchase up to 25,000 shares of our common stock at an exercise price per share that is equal to $1.45 at any time commencing on March 29, 2002, and ending at 5:00 p.m. New York City time on March 30, 2007. Any additional investor warrants not exercised by that time will become null and void.

     Sales agent warrants. The sales agent warrants offered by us to the sales agent for the services provided by the sales agent in connection with this offering entitle the holders to purchase up to 80,000 units at a price of $1.25 per unit. Each unit consists of one share of our common stock and one warrant to purchase 1.1 shares of our common stock at an exercise price per share that is equal to $1.45 per share at any time commencing on March 29, 2002, and ending at 5:00 p.m. New York City time on March 30, 2007. Any sales agent warrants (including the warrants issued upon the exercise of the sales agent warrants) not exercised by that time will become null and void.

     General provisions. The exercise price and number of shares of common stock or other securities issuable upon exercise of the investor warrants, the additional investor warrants and the sales agent warrants are subject to anti-dilution provisions that result in adjustment in some circumstances, including in the event of a stock dividend, recapitalization, reorganization, merger or consolidation or our distribution to the holders of common stock of cash, evidences of our indebtedness or other distribution of our securities or assets, other than cash dividends or distributions payable out of earned surplus or net profits for the current or preceding year. If we maintain the effectiveness of this prospectus supplement and the accompanying prospectus under the Securities Act of 1933, the investor warrants, sales agent warrants and additional investor warrants may only be exercised for cash. If we fail to maintain this prospectus supplement and accompanying prospectus or other prospectus that can be used by the warrantholders for resales, the holders of the investor warrants, sales agent warrants and additional investor warrants may exercise their respective warrants on a cashless basis as described in the respective warrant agreement. We have agreed to maintain authorized capital that is sufficient to allow for the exercise of all of the investor warrants, the additional investor warrants and the sales agent warrants.

                                 RISK FACTORS

     When deciding whether or not to purchase our common stock or warrants offered by this prospectus supplement and the accompanying prospectus, you should carefully consider the risks contained in the section entitled "RISK FACTORS" in the accompanying prospectus, and the following additional risks:

We have a history of losses because our operating expenses exceed our revenues

     We recently have incurred increased operating expenses without a corresponding increase in revenues. We reported a net loss of $3,139,439, $3,743,305 and $3,598,543 for the fiscal years ended June 30, 1999, 2000 and 2001, respectively. The decrease of $144,762 in 2001 is explained by the $1,097,412 decrease in interest expense, which was offset by an increase of $708,173 in operating expenses and the recognition of an extraordinary loss of $551,811 in connection with the payment of the $4,000,000 in convertible debt. As of December 31, 2001, our total indebtedness was $224,205.

This offering and the sale or exercise of our existing securities could cause dilution of existing holders of the common stock by decreasing the price of our common stock

     The market price of the common stock could be adversely affected by sales of substantial amounts of common stock in the public market after this offering, by the perception that those types of sales could occur or by the fact or perception of events which would have a dilutive effect on the market for the common stock. As of April 1, 2002, we had 55,737,398 shares of our common stock outstanding or 65,765,059 shares of our common stock on a fully diluted basis. After the completion of this offering, and assuming the conversion and exercise of all outstanding convertible securities into shares of our common stock, we could have up to a total of 67,638,059 shares of our common stock outstanding.

Our common stock price could be affected by the ability of holders of our common stock to sell their stock

     The market price of our common stock will be influenced by the ability of our common stock holders to sell their stock.

     . Freely Transferable Shares of Common Stock. Of the 55,737,398 shares of our common stock that were outstanding as of April 1, 2002, approximately 41,425,646 shares currently are freely transferable and constitute the "float" in the public market for our common stock.

     . Restricted Shares of Common Stock. Of the 55,737,398 shares of our common stock that were outstanding as of April 1, 2002, approximately 14,311,752 shares of our common stock currently are "restricted" or "control" securities within the meaning of Rule 144 under the Securities Act of 1933. These restricted securities cannot be sold unless they are registered under the Securities Act of 1933, or unless an exemption from registration is otherwise available, including the exemption that is contained in Rule 144. Under Rule 144, a person that is holding our common stock can sell shares based generally on certain limitations as described below.

                    . Affiliates. Any "affiliate," as that term is defined under the Securities Act, of 1933 who has beneficially owned our common stock for at least a year, can sell shares of our common stock subject to the following volume limitation: in any three-month period, the affiliate cannot sell more shares of our common stock than the greater of 1% of the then outstanding shares of common stock or the average weekly trading volume of the then outstanding shares of common stock during the four calendar weeks preceding the sale.

                    . Non-affiliates. A person who is not deemed our "affiliate" who has beneficially owned shares of our common stock for at least a year can sell shares of our common stock subject to the same volume limitation described above. Alternatively, a person who is not our "affiliate" who has beneficially owned shares of our common stock for at least two years can sell shares of our common stock without regard to this volume limitation.


Risk of Future Terrorist Attacks or Related Disasters


     The recent terrorist attacks of September 11, 2001 have had an adverse impact on various regions of the United States and on a wide range of industries. The terrorist attacks, the allied military response and subsequent developments may impact the global economy and may adversely affect our future results of operations. We are unable to determine at this time the extent of the impact and whether these events will negatively affect our operations or profitability. In the future, civil unrest, fears of global recession, war and additional acts of terrorism may continue to impact global economies and financial markets and could adversely affect our business.

                              RECENT DEVELOPMENTS

The Company

     Our corporate offices are located at 370 - Seventeenth Street, Suite 3640, Denver, Colorado 80202, and our telephone number is (303) 592-1010. For a more complete discussion of our company, please see our Annual Report on Form 10-KSB for the fiscal year ended June 30, 2001 that we filed with the SEC on September 27, 2001.

                                USE OF PROCEEDS

     We will receive a gross amount of $1,000,000 from the sale of 800,000 shares of our common stock and the investor warrants to purchase 880,000 shares of our common stock.

     If all of the investor warrants to purchase 880,000 shares of our common stock are exercised for cash at an exercise price per share of $1.45, and all of the additional investor warrants to purchase 25,000 shares of our common stock are exercised for cash at an exercise price per share of $1.45, we expect to receive up to an additional $1,312,250. If all of the sales agent warrants to purchase 80,000 units are exercised for cash at an exercise price per share of $1.25, and all the warrants to purchase 88,000 shares of our common stock (issued upon the exercise of the sales agent warrants) are exercised at an exercise price per share of $1.45, we expect to receive up to an additional $227,600 from the sales agent.

     We intend to use the net proceeds, estimated at $2,432,350 ($2,439,850 minus expenses estimated at $7,500) from the sale of the common stock, investor warrants, sales agent warrants and additional investor warrants (after payment of a commission of $100,000 to the sales agent and payment of expenses which are estimated at $7,500) for general working capital and other general corporate purposes, including funding operations, expanding production, marketing and sales, working capital and, possibly, to acquire other technologies.

     However, no assurance can be given that any of the investor warrants, sales agent warrants or additional investor warrants will be exercised.

                             PLAN OF DISTRIBUTION

     We are offering to an investor, at an aggregate purchase price of $1.25 per unit, 800,000 units, which each consist of one share of our common stock and one warrant to purchase 1.1 shares of our common stock with an exercise price of $1.45 per share and a term of five years. In connection with the preparation of the documents for this offering, we are offering to an such investor, the additional investor warrants as described in this prospectus supplement under "THE OFFERING." In connection with the purchase of the units and the additional warrants, the investor will make certain representations and warranties to us in a subscription agreement delivered to us.

     In connection with this offering, Bathgate McColley Capital Group ("sales agent") is acting as a non-exclusive sales agent for us pursuant to the terms of the sales agent agreement between us and the sales agent dated March 29, 2002. The sales agent is not obligated to, and does not intend to, take or purchase any of the units being offered by this prospectus supplement and accompanying prospectus.

We have agreed to pay the sales agent a fee of (a) $100,000, representing 10% of the gross proceeds from the sale of units prior to the deduction of any expenses payable by us, and (b) sales agent warrants to purchase 80,000 units at a price of $1.25 per unit. Each unit consists of one share of our common stock and one warrant to purchase 1.1 shares of our common stock at an exercise price per share that is equal to $1.45 per share at any time commencing on March 29, 2002, and ending at 5:00 p.m. New York City time on March 30, 2007. The sales agent warrants, and the shares of common stock that will be issued by us to the sales agent are being sold by us under the terms of the sales agent agreement. The sales agent warrants to be issued to the sales agent as part of its fee will be restricted from sale, transfer, assignment or hypothecation for a period of one year from the date of this prospectus supplement except to officers or partners (not directors) of the sales agent to comply with Rule 2710(c)(7)(A) of the NASD Conduct Rules.

     In the sales agent agreement, we have agreed to provide the sales agent with indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act of 1933 and state securities laws.

     Any resales of our common stock, including the common stock issued upon the exercise of any of the warrants offered in this prospectus, may be made only in accordance with applicable securities laws.

                                    EXPERTS

     Our June 30, 2001 consolidated financial statements incorporated herein by reference have been so incorporated in reliance upon the report of Gelfond Hochstadt Pangburn, P.C., independent certified public accountants, given upon their authority as experts in auditing and accounting.

     With respect to the unaudited condensed consolidated financial information for the periods ended September 30, 2001 and 2000, and December 31, 2001 and 2000, incorporated herein by reference, the independent certified public accountants have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their separate reports included in our Quarterly Reports on Forms 10-QSB for the quarters ended September 30, 2001 and December 31, 2001, and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Because of the limited nature of the review procedures applied, the degree of reliance on their reports on such information should be restricted. The accountants are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited interim financial information because those reports are not a "report" or a "part" of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act of 1933.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information that is incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities offered by this prospectus supplement and the accompanying prospectus, or after the date of this initial registration statement and before the effectiveness of the registration statement.

     . Annual Report on Form 10-KSB for the fiscal year ended June 30, 2001 that was filed with the SEC on September 27, 2001;

     . Quarterly Report on Form 10-QSB for the quarter ended September 30, 2001 that was filed with the SEC on November 14, 2001;

     .    Current Report on Form 8-K that was filed with the SEC on January 15,
          2002;

     . Quarterly Report on Form 10-QSB for the quarter ended December 31, 2001 that was filed with the SEC on February 14, 2002;

     . Current Report on Form 8-K that was filed with the SEC on March 25, 2002; and

     .    Current Report on Form 8-K that was filed with the SEC on April 9,
          2002.

          Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement and the accompanying prospectus modifies or supersedes that statement. Any statement that has been modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus.

          On request we will provide at no cost to each person, including any beneficial owner, who receives a copy of this prospectus supplement and the accompanying prospectus, a copy of any or all of the documents incorporated in this prospectus supplement and the accompanying prospectus by reference. We will not provide exhibits to any of such documents, however, unless such exhibits are specifically incorporated by reference into those documents.

                       ABOUT THIS PROSPECTUS SUPPLEMENT

          This prospectus supplement is part of a registration statement on Form S-3 that we have filed with the SEC. This prospectus supplement is only a part of that registration statement, and does contain all of the information that is included in the registration statement, several sections of which are not included at all in this prospectus supplement. The statements contained in this prospectus supplement, including statements as to the contents of any contract or other document, are not necessarily complete. You should refer to the registration statement and to an actual copy of the contract or document filed as an exhibit to the registration statement for more complete information.

                                   PROSPECTUS

                         NANOPIERCE TECHNOLOGIES, INC.

            Common Stock, Preferred Stock, Warrants, Debt Securities

     By this prospectus, we may offer, from time to time, the following securities in an amount that, in the aggregate, will not exceed $150,000,000:

     . shares of our common stock;

     . shares of our preferred stock;

     . warrants exercisable to purchase shares of our common stock or preferred stock; and

     . debt securities that may be convertible into shares of our common stock or preferred stock.

     This prospectus may not be used to sell any offered securities unless it is accompanied by a prospectus supplement that describes the specific terms of the offering and which may add, update or change the information that is contained in this prospectus. You should read this prospectus and any prospectus supplement carefully before you decide to invest.

     Investing in our common stock, preferred stock, debt securities or warrants involves a high degree of risk which you should consider before you invest. See "RISK FACTORS" beginning on page 5.

     We will set forth the terms of any offering of securities in one or more prospectus supplements. We may use this prospectus to offer and sell from time to time, separately or together, our securities listed above, that will be offered and sold at prices and on terms to be determined at the time of sale.
If the offering is for debt securities, the prospectus supplement will set forth the specific terms about the debt offering, including but not limited to total principal amount, maturity, interest rate, time of payment of interest, terms for redemption and the offering price. If we offer our common stock, preferred stock or warrants to purchase common stock or preferred stock, the prospectus supplement will set forth the total number of shares offered, the exercise price (or the method by which the exercise price is determined), the offering price and the terms of the offering.

     Our common stock is traded on the over-the-counter market and is quoted on the OTC Bulletin Board under the symbol "NPCT." The common stock also is traded on the Frankfurt Stock Exchange and on the Hamburg Stock Exchange under the symbol under the symbol "NPI." On November 16, 2000, the last reported sale price of the common stock on the OTC Bulletin Board was $1.50 per share (rounded to the nearest penny). See "DESCRIPTION OF COMMON STOCK." There is no market for the preferred stock, the debt securities or the warrants offered by this prospectus and you should not expect one to develop in the future.

     We may sell all or a portion of the securities offered by this prospectus directly to investors, through agents designated from time to time or to or through underwriters or dealers, as set forth in the applicable prospectus supplement.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved any of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

               The date of this prospectus is November 29, 2000.

                               TABLE OF CONTENTS

                                                  Page
                                                  ----
FORWARD-LOOKING STATEMENTS.......................   2
PROSPECTUS SUMMARY...............................   3
RISK FACTORS.....................................   5
USE OF PROCEEDS..................................  14
THE COMPANY......................................  14
DESCRIPTION OF COMMON STOCK......................  14
DESCRIPTION OF PREFERRED STOCK...................  16
DESCRIPTION OF WARRANTS..........................  17
DESCRIPTION OF DEBT SECURITIES...................  18
PLAN OF DISTRIBUTION.............................  19
LEGAL MATTERS....................................  21
EXPERTS..........................................  21
AVAILABLE INFORMATION............................  21
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE..  21
ABOUT THIS PROSPECTUS............................  22

                           FORWARD-LOOKING STATEMENTS

     This prospectus includes "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. We base these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to risks, uncertainties, and assumptions about our company, including:

     . the rate of market development and acceptance of the interconnect technology in the industry within which we are concentrating our business activities;

     . the limited revenues and significant operating losses generated to date;

     . the possibility of significant ongoing capital requirements and our ability to secure financing as and when necessary;

     . our ability to compete successfully with the other providers of interconnect technologies;

     . our ability to retain the services of our key management, and to attract new members of the management team; and

     . our ability to obtain and retain appropriate patent, copyright and trademark protection of our intellectual properties and any of our products.

     You should only rely on the information contained in this prospectus. We have not authorized any person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

                               PROSPECTUS SUMMARY

     The following summary highlights certain information contained throughout this prospectus. It is not complete and may not contain all of the information that you should consider before investing in the securities offered by this prospectus. To understand this offering fully, you should read this entire prospectus carefully, including the risk factors.

The Company

     Nanopierce Technologies, Inc. is in the business of pursuing the strategic application and development of our patented Particle Interconnect Technology (the "particle technology"). We have designed and are commercializing our particle technology as the Nanopierce Connection System (the "Nanopierce connection system").

     Our particle technology is protected by 12 patents and numerous pending patent applications and patent disclosure documents that are currently in preparation, all of which we own. The particle technology is based on modifying a contact surface by depositing on that surface metal-coated microscopic particles. Generally, the patents and patent applications relate to hard particles coated with a conductive material such as copper or nickel which are deposited onto a foundation such as a printed circuit board, a thin plate onto which electronic components are placed, a socket, connector or conductor to make electrical connections with what we believe is superior conductivity.

     We plan to market the Nanopierce connection system and applications that use that system, by generating revenues through joint ventures or strategic relationships with established manufacturers, or by licensing our particle technology to established manufacturers. Eventually, if warranted, we may undertake direct marketing of products utilizing our particle technology. The development of applications utilizing our particle technology presents what we believe is a long-range opportunity for us to maximize the commercialization of our technology.


The Offering

     We may offer, from time to time, up to $150,000,000 of the following securities in any combination:

     . shares of our common stock;

     . shares of our preferred stock;

     . warrants exercisable to purchase shares of our common stock or preferred stock; and

     . debt securities that may be convertible into shares of our common stock or preferred stock.

Use of Proceeds

     Each time that we sell our securities, we will provide a prospectus supplement that will contain the information about how we intend to use the net proceeds from each offering. See "USE OF PROCEEDS."

Description of Securities

     Common Stock and Preferred Stock. Our authorized capital consists of 100,000,000 shares of common stock, $.0001 par value per share, and 5,000,000 shares of our preferred stock, $.0001 par value per share. As of November 1, 2000, we had 50,408,423 shares of common stock and no shares of preferred stock issued and outstanding. See "DESCRIPTION OF COMMON STOCK" and "DESCRIPTION OF PREFERRED STOCK."

     Warrants. We may issue warrants to purchase our common stock or preferred stock, either independently or together with shares of our common stock, preferred stock or our debt securities. We will issue the warrants under warrant agreements. Currently there exists no public market for our warrants and no assurances can be given that a public market will develop in the future. See "RISK FACTORS--No market exists for our preferred stock, warrants or debt securities" and "DESCRIPTION OF WARRANTS."

     Debt Securities. We may issue notes, debentures, bonds or other evidences of indebtedness, that may be convertible into shares of our common stock or preferred stock, either independently or together with shares of our common stock, preferred stock or warrants. We will issue the debt securities under a securities purchase agreement, a note, a debenture, a bond or other instrument, in each case to be specified in the applicable prospectus supplement. See "RISK FACTORS--No market exists for our preferred stock, warrants or debt securities" and "DESCRIPTION OF DEBT SECURITIES."

Risk Factors

     Your investment in the preferred stock, the warrants, the common stock and the debt securities offered by this prospectus and any prospectus supplement involves a high degree of risk. See "RISK FACTORS" on page 5.

                                  RISK FACTORS

     When deciding whether or not to purchase the securities offered in this prospectus, you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks or uncertainties actually occurs, our business, financial condition and operating results would likely suffer. In that event, you could lose all or part of the money you paid to buy our securities.

We have a limited operating history

     Our operating history that is relevant to our current business plan is limited, and we have limited experience or business history marketing the particle technology and no experience licensing any products that use the particle technology. We cannot assure you that products using the particle technology will ever be brought to the market, even if we hire experienced personnel and go through the product testing process.

Our revenues depend on bringing the particle technology to the marketplace

     We do not anticipate generating revenues until products utilizing the particle technology are developed, marketed, manufactured and brought to the marketplace. We anticipate that developing our particle technology and products will be expensive and we cannot predict the time over which this development will take. The costs that we expect to incur include application engineering expenses, marketing costs and other general and administrative expenses. Even if we successfully develop the particle technology, we may be unable to compete successfully in the marketplace, or the development of the technology may not generate enough revenue to offset our operating costs.

We have a history of losses because our operating expenses exceed our revenues

     We recently have incurred increased operating expenses without a corresponding increase in revenues. We reported a net loss of $1,137,334, $3,139,439 and $3,743,305 for the fiscal years ended June 30, 1998, 1999 and 2000, respectively. Of the net loss in 2000, approximately $291,037 was attributable to non-cash transactions involving the issuance of stock for services or in lieu of interest payments. As of September 30, 2000, our total indebtedness was $2,321,972.

We may not be able to continue as a going concern

     Our independent auditors' report on our financial statements as of June 30, 2000 includes an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern. If we are unable to secure significant additional financing, we may be obligated to seek protection under the bankruptcy laws and our shareholders may lose their investment.

We only have informal joint ventures or partnerships in place and cannot guarantee that any formal or additional agreements will be entered into in the future

     We believe that our long-term profitability and growth depends on entering into licensing or joint venture relationships with various manufacturers to develop and market products using the particle technology. We have recently had discussions with several interested parties but have not entered into any formal agreements to date. We cannot assure you that any additional informal agreements will ever be entered into, or that any formal agreements that we enter into in the future will be profitable. Our business could be negatively impacted if we fail to enter into formal agreements or more informal arrangements.

Our inability to establish a market presence with our particle technology could cause consumers to use alternative technologies

     We believe that it is important to establish a market presence for our particle technology within the next two years. Any delay in establishing the particle technology could cause prospective customers to use alternative technologies. To achieve a market presence, we have begun negotiating to enter into joint ventures, licensing or other similar arrangements with one or more manufacturers. However, we cannot assure you that these attempts will be successful. Any loss of our potential customers to alternative technologies could adversely affect our business and financial condition.

We may be unable to meet our ongoing needs for additional capital

     We cannot accurately predict how much money we will need to implement our strategic business plan or to continue operations. Our future capital requirements, the likelihood that we can obtain money and the terms of any financing will be influenced by many different factors, including:

     . our revenues;

     . the status of competing products in the marketplace;

     . our performance in the marketplace;

     . our overall financial condition;

     . our business prospects;

     . the perception of our growth potential by the public, including potential lenders;

     . our ability to enter into joint venture or licensing relationships to achieve a market presence; and

     . our progress in developing, marketing and selling the particle technology.

     While we are confident, based on recent discussions, that we will be able to obtain adequate financing in a timely fashion, if we cannot obtain adequate financing or if the terms on which we are able to acquire financing are unfavorable, our business and financial condition could be negatively affected. We may have to delay, scale back or eliminate some or all of our development and manufacturing programs, if any. We may also have to go to third parties to seek financing, and in exchange, we may have to give up rights to some of our technologies, patents, potential products or other assets.

We cannot guarantee the quality, performance or reliability of our products

     We have no prior experience in taking technology to the manufacturing or production stage. We plan to have licensees or co-joint venturers manufacture products using the particle technology. We expect that the customers of these products will demand quality, performance and reliability. We cannot assure you that our future licensees or co-joint venturers will be able to meet the quality control standards that may be established by equipment manufacturers and other customers of products utilizing the particle technology.

There may be insufficient demand for our particle technology

     We must convince our potential customers that the particle technology is technologically sound and can be manufactured efficiently and cost-effectively before connector manufacturers and electronic equipment manufacturers will be willing to use our technology. To create this consumer demand, we have to successfully market and sell our new technology. Even after these efforts, our particle technology may not be viewed by consumers as an improvement over existing technologies and may not achieve commercial acceptance.

We may be unable to hire and retain key personnel

     Our future success depends in part on the continued contributions of our key technical and senior management personnel. Our success also depends on our ability to attract and retain additional qualified technical personnel with experience in manufacturing and personnel with experience in marketing. We may be unable to attract or retain these necessary personnel. If we fail to attract or retain skilled employees, or if a key employee fails to perform in his or her current position, we may be adversely affected.

We may be unable to successfully compete in the marketplace

  The interconnect market is highly competitive. We will compete with suppliers of other interconnect technologies such as Thomas and Betts, Alpha Metals and major electronic technology manufacturing leaders such as Philips, Siemens and IBM. We are disadvantaged competing against these competitors in several different areas, including:

     . financial resources;

     . technological resources;

     . manufacturing capabilities;

     . diversity of revenue sources and business opportunities;

     . personnel and human resources; and

     . research and development capabilities.

     Our larger competitors have long-term advantages over us in research and new product development and have a greater ability to withstand periodic downturns in the interconnect market because they have diverse product lines that can provide revenue even when there is a downturn in the interconnect market.

     We are also in competition with new technologies and products that have not yet been developed. Our ability to compete successfully depends in part on our capability to upgrade our products and quality control procedures and to adapt to technological changes and advances in the electronics industry. To compete, we must make sure that products that are introduced with our technology remain compatible with evolving generations of electronic components and manufacturing equipment. We cannot assure you that we will be successful in these endeavors.

Changes in technology could render our particle technology obsolete

     The interconnect market is subject to rapid technology changes. New products are introduced, old products are enhanced and others become obsolete. The entire interconnect market may be replaced by a newer form of technology. To be competitive in this quickly evolving market, we must develop, market and sell our products on a timely and cost-effective basis. We also must respond to the ever changing requirements and demands of our customers. Our success in developing new or enhanced technologies depends on successful new product selection and integration of our particle technology into products. Our success will also depend on how quickly competitors can design and develop competing products and technologies. We cannot assure that we will be successful in selecting, developing, and marketing new technologies or that errors or flaws in the new technologies will not prevent or delay market acceptance. If we cannot introduce technologies and products that satisfy market demands in a timely manner, we may be negatively affected.

We may be unable to obtain and retain appropriate patent, copyright and trademark protection of our products

     We protect our intellectual property rights through patents, trademarks, trade names, trade secrets and a variety of other measures. However, these measures may be inadequate to protect our intellectual property or other proprietary information.

     . Trade secrets may become known by third parties. Our trade secrets or proprietary technology may become known or be independently developed by competitors.

     . Rights to patents and trade secrets may be invalidated. Disputes may arise with third parties over the ownership of our intellectual property rights. Patents may be invalidated, circumvented or challenged, and the rights granted under those patents that provide us with a competitive advantage may be nullified.

     . Problems with future patent applications. Pending or future patent applications may not be approved, or the scope of the granted patent may be less than the coverage sought.

     . Infringement claims by third parties. Infringement, invalidity, right to use or ownership claims by third parties or claims for indemnification may be asserted by third parties in the future. If any claims or actions are asserted against us, we can attempt to obtain a license for that third party's intellectual property rights. However, the third party may not provide a license under reasonable terms, or may not provide us with a license at all.

     . Third parties may develop similar products. Competitors may develop similar products, duplicate our products or may design around the patents that are owned by us.

     . Laws in other countries may insufficiently protect intellectual property rights abroad. Foreign intellectual property laws may not adequately protect our intellectual property rights abroad. Our failure to protect these rights could adversely affect our business and financial condition.

     . Litigation may be required to protect intellectual property rights.
       Litigation may be necessary to protect our intellectual property rights and trade secrets, to determine the validity of and scope of the rights of third parties or to defend against claims of infringement or invalidity by third parties. Such litigation could be expensive, would divert resources and management's time from our sales and marketing efforts, and could have a materially adverse effect on our business, financial condition and results of operations and on our ability to enter into joint ventures or partnerships with others.

License rights to particle technology may limit our ability to compete

     Before we acquired the patents, patent applications and licenses from the original owners of the particle technology, the inventor of the particle technology granted five companies exclusive and non-exclusive licenses to use the patents and patent applications relating to the particle technology. At this time, only one of the five licensees are using our technology and none of these licenses relate to either smart card or smart label technology. These licenses restrict us as follows:

     . Exclusive licenses prevent us from competing against the exclusive licensees. We cannot compete in the fields in which exclusive licenses have been granted. An exclusive license was granted in the field of sockets for use in the automated handling and testing of integrated circuits, a type of semiconductor in which a number of transistors and other elements are combined to form a more complicated circuit.

     . Non-exclusive licenses allow licensees to compete against us in certain areas. The licensees with non-exclusive licenses can compete directly with us or our other future licensees. Non-exclusive licenses have been granted to use the particle technology for electrically conductive components, laminate-based and metal-based products and semiconductor products. If the present licensees decide to compete with us or our future licensees, this competition could adversely affect our business.

We do not expect to pay dividends in the foreseeable future

     We have never paid cash dividends on our common stock. We do not expect to pay cash dividends on our common stock at any time in the foreseeable future. The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider. Since we do not anticipate paying cash dividends on our common stock, return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

Our common stock, preferred stock, warrants and our debt securities are not insured against the risk of loss

     None of our common stock, preferred stock, warrants and debt securities is insured or guaranteed by any bank, any governmental agency, any insurance company, any affiliate of our company or any other person or entity. Thus, our common stock, preferred stock, warrants and debt securities have greater risk than investments that are insured against the risk of loss.

No market exists for our preferred stock, warrants or debt securities

     No public market exists to trade the preferred stock, the warrants or the debt securities offered by this prospectus and we do not intend to have the preferred stock, warrants or the debt securities listed on any national securities exchange or quoted through the NASDAQ automated quotation system. We cannot assure you that there will be a market to sell the preferred stock, the warrants or the debt securities, or the price at which holders would be able to sell their preferred stock, warrants or debt securities. The price that holders would be able to obtain depends on many factors, including our operating results and the market for similar securities. See "DESCRIPTION OF WARRANTS," "DESCRIPTION OF PREFERRED STOCK" and "DESCRIPTION OF DEBT SECURITIES."

State Blue Sky Laws may prevent sales of securities

     Before we or any seller can sell any securities to a purchaser, state securities laws require that the securities be registered or qualified for sale in the state where the purchaser resides, or else fall within an exemption from registration. We will not knowingly sell the securities to purchasers in jurisdictions in which the securities are not registered or otherwise qualified for sale or exempt. However, there is a risk that purchasers may buy the securities in the after-market or may move to jurisdictions in which the securities are not registered, qualified, or exempt. We cannot guarantee that any purchaser will be able to effect any required registration or qualification.

This offering and the sale or exercise of our existing securities could cause dilution of existing holders of the common stock by decreasing the price of our common stock

     The market price of the common stock could be adversely affected by sales of substantial amounts of common stock in the public market after this offering, by the perception that those types of sales could occur or by the fact or perception of events which would have a dilutive effect on the market for the common stock. As of November 1, 2000, we had 50,408,423 shares of our common stock outstanding or 59,171,084 shares of our common stock on a fully diluted basis. After the completion of this offering, and assuming the conversion and exercise of all outstanding convertible securities into shares of our common stock, we could have up to a total of 100,000,000 shares of our common stock outstanding, which represents the maximum number of shares that we are authorized to issue under our Articles of Incorporation. See "DESCRIPTION OF SECURITIES."

Our common stock price could be effected by the ability of holders of our common stock to sell their stock

     The market price of our common stock will be influenced by the ability of common stock holders to sell their stock.

     . Freely Transferable Shares of Common Stock. Of the 50,408,423 shares of our common stock that were outstanding as of November 1, 2000, approximately 33,782,850 shares currently are freely transferable and constitute the "float" in the public market for the common stock.

     . Restricted Shares of Common Stock. Of the 50,408,423 shares of our common stock that were outstanding as of November 1, 2000, approximately 16,625,573 shares of our common stock currently are "restricted" or "control" securities within the meaning of Rule 144 under the Securities Act. These restricted securities cannot be sold unless they are registered under the Securities Act, or unless an exemption from registration is otherwise available, including the exemption that is contained in Rule 144. Under Rule 144, a person that is holding our common stock can sell shares based generally on certain limitations as described below.

               . Affiliates. Any "affiliate," as that term is defined under the Securities Act, who has beneficially owned our common stock for at least a year, can sell shares of our common stock subject to the following volume limitation: in any three-month period, the affiliate cannot sell more shares of our common stock than the greater of 1% of the then outstanding shares of common stock or the average weekly trading volume of the then outstanding shares of common stock during the four calendar weeks preceding the sale.

               . Non-affiliates. A person who is not deemed our "affiliate" who has beneficially owned shares of our common stock for at least a year can sell shares of our common stock subject to the same volume limitation described above. Alternatively, a person who is not our "affiliate" who has beneficially owned shares of our common stock for at least two years can sell shares of our common stock without regard to this volume limitation. See "DESCRIPTION OF COMMON STOCK," and "PLAN OF DISTRIBUTION."

We could issue preferred stock that could adversely effect the rights of the common stock holders

     We are authorized to issue up to 5,000,000 shares of our preferred stock, $.0001 par value per share. Our articles of incorporation gives our board of directors the authority to issue preferred stock without approval of our stockholders. We may issue preferred stock to finance our operations. We may authorize the issuance of our preferred stock in one or more series. In addition, we may set several of the terms of the preferred stock, including:

     . dividend and liquidation preferences,

     . voting rights,

     . conversion privileges,

     . redemption terms, and

     . other privileges and rights of the shares of each authorized series of preferred stock.

     The issuance of large blocks of preferred stock could have a dilutive effect on our existing shareholders and it can negatively impact our existing stockholders' liquidation preferences. In addition, while we include preferred stock in our capitalization to improve our financial flexibility, we could possibly issue or preferred stock to third parties as a method of discouraging, delaying or preventing a change in control in our present management or we could issue preferred stock that has disproportionate voting rights.

     Our board of directors could use its authority to issue preferred stock without action by the holders of the common stock to discourage attempts by others to obtain control of our company through a merger, tender offer, proxy or consent solicitation, or otherwise, by making such attempts more difficult to achieve and more costly. Our board of directors also may issue preferred stock with voting rights that could adversely affect the voting power of the then-existing holders of common stock.

Our ability to generate cash to service our debt depends on many factors, some of which are beyond our control.

     Our ability to make payments on and to refinance our debt and to fund other possible acquisitions of businesses and assets will depend on our ability to generate cash in the future. This, to some extent, depends on general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.

     We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us in an amount sufficient to enable us to service our debt or to fund our other liquidity needs. In order to pay the principal amount of the debt securities at maturity, we may need to refinance all or a portion of our then outstanding debt, on or before maturity. We cannot assure you that we will be able to refinance any of our debt, on commercially reasonable terms or at all.

We have no restriction on our ability to incur additional debt.

     We may offer our debt securities up to the amount specified in this prospectus. Nothing restricts our ability to incur additional debt that may be senior or junior in right of payment to the debt securities offered in this prospectus. We do not have any limitation on the amount or percentage of indebtedness that we may incur. Further, we are not required to maintain any specified financial ratios, minimum net worth, minimum net capital or a sinking fund. In addition, because we intend to expand our business, we may require additional capital or other funds for the expansion of our operations. We may obtain these funds through the sale of additional debt securities on terms we can not now predict.

If we are in default under our obligations, senior holders of our debt securities would be entitled to payment in full before we make any payments on junior holders of our debt securities, which could result in your not being paid the full amounts due on the debt securities.

     We are not restricted from issuing additional debt securities that are senior in right of payment to the debt securities offered in this prospectus. If we issue senior debt and our business is not successful or we default in payment, the senior debt holders may be entitled to payment in full in liquidation of our company before any payments are made to you. If there are insufficient funds to pay all debt holders of the company, you may not receive repayment of the full principal amount owed to you on the debt securities.

If we decide to use of a high amount of debt, it could adversely affect our operations and ability to pay principal and interest on the debt securities when due.

     If we decide in the future to use a high amount of debt, it could have important consequences to you. For example, substantial debt could:

     . make it more difficult for us to satisfy our obligations to pay principal and interest on our debt securities;

     . increase our vulnerability to general adverse economic and industry conditions;

     . limit our ability to obtain additional financing for future working capital, capital expenditures and other general corporate requirements;

     . increase our vulnerability to interest rate increases if future debt must be incurred at higher rates of interest than currently exist;

     . require us to dedicate a substantial portion of our cash flow to payments on our debt, which will reduce the availability of cash flow for operations, new investment and other purposes; and

     . limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate.

The lack of a sinking fund or the requirement to maintain financial ratios increases the risk that we will be unable to repay the principal and interest on the debt securities when due.

     Unless we are required to maintain a sinking fund for payment of the debt securities or we maintain any specified financial ratios, the risk is increased that we will not have sufficient cash on hand to pay the principal amount of the debt securities due at maturity. If no sinking fund for debt securities is required by the terms of the offering, we would be required to use available cash flow, sell assets or borrow additional funds to pay the principal due on the debt securities at maturity. If an offering of our debt securities does not require us to maintain any specified financial ratios, it allows us to operate our business in an unrestricted manner. This increases the risk that our method of operation will turn out to be financially imprudent and could result in our being unable to repay our obligations on our debt securities when due.

You could lose your entire investment if we are unable to sell a sufficient amount of our securities offered in this prospectus

     There is no minimum amount of securities that we have to sell before issuing any securities and using the proceeds from those sales. There is no minimum amount of notes that we have to sell before terminating the offering. The securities are being sold on a best efforts basis and we may be unable to sell the entire $150,000,000 in securities we are offering in this prospectus. If we are unable to sell a sufficient amount of our securities, we may have insufficient funds to successfully implement our business plan. If this occurs, you could lose your entire investment in our securities.

The resale of our common stock by you may be limited because of its low price which could make it more difficult for broker/dealers to sell our common stock

     The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock. Regulations enacted by the SEC generally define a penny stock as an equity security that has a market price of less than $5.00 per share, subject to some exceptions. Unless an exception applies, a disclosure schedule explaining the penny stock market and the risks associated with investing in penny stocks must be delivered before any transaction in penny stock can occur.

     In addition, if our common stock is not quoted on NASDAQ or if it does not meet an exception to the penny stock regulations cited above, trading in our common stock would be covered by Rule 15g-9 promulgated under the Securities Exchange Act of 1934. Under this rule, broker/dealers who recommend penny stocks to persons that are not established customers or accredited investors must make a special determination in writing for the purchaser that the investment is suitable, and must also obtain the purchaser's written agreement to a transaction before the sale.

     The regulations could limit the ability of broker/dealers to sell our common stock and thus the ability of purchasers of our common stock to sell our common stock in the secondary market if our common stock has a market price of less than $5.00 per share.

                                USE OF PROCEEDS

     Each time that we sell our securities described in this prospectus, we will provide a prospectus supplement that will contain information about how we intend to use the net proceeds from each offering.

     Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of our securities for general corporate purposes including funding operations, expanding production, marketing and sales, working capital and, possibly, to acquire other technologies. However, no assurance can be given that any of our securities will be sold.

                                  THE COMPANY

     We were incorporated on June 22, 1996 as Sunlight Systems, Ltd., a Nevada corporation. Our corporate offices are located at 370 - Seventeenth Street, Suite 3580, Denver, Colorado 80202, and our telephone number is (303) 592-1010. Our common stock is traded on the over-the-counter market and is quoted on the OTC Bulletin Board under the symbol "NPCT." Our common stock is also traded on the Frankfurt Stock Exchange and on the Hamburg Stock Exchange under the symbol "NPI."

     For a more complete discussion of our company, please see our Annual Report on Form 10-KSB for the fiscal year ended June 30, 2000 that was filed with the SEC on September 28, 2000.

     We are in the business of pursuing the strategic application and development of our patented Particle Interconnect Technology (the "particle technology"). We have designed and are commercializing our particle technology which we call the Nanopierce Connection System (the "Nanopierce connection system").

     Our particle technology is protected by 12 patents and numerous pending patent applications and patent disclosure documents that are currently in preparation, all of which we own. The particle technology is based on modifying a contact surface by depositing on that surface metal-coated microscopic particles. Generally, the patents and patent applications relate to hard particles coated with a conductive material such as copper or nickel which are deposited onto a foundation such as a printed circuit board, a thin plate onto which electronic components are placed, a socket, connector or conductor to make electrical connections with what we believe is superior conductivity.

     We plan to market the Nanopierce connection system and applications that use that system, by generating revenues through joint ventures or strategic relationships with established manufacturers, or by licensing our particle technology to established manufacturers. Eventually, if warranted, we may undertake direct marketing of products utilizing our particle technology. The development of applications utilizing our particle technology presents what we believe is a long-range opportunity for us to maximize the commercialization of our technology.

                          DESCRIPTION OF COMMON STOCK

     Our authorized capital stock consists of 100,000,000 shares of common stock, $.0001 par value per share. As of November 1, 2000, we had 50,408,423 shares of common stock issued and outstanding.

     We may issue our common stock separately or together with our preferred stock, warrants or debt securities and the shares of common stock that we issue may be attached to or separate from those offered securities and may be issued in exchange for other of our outstanding securities.

General

     Each share of common stock is entitled to one vote on each matter submitted to a vote of the stockholders and is equal to each other share with respect to voting, liquidation and dividend rights. Holders of the common stock are entitled to receive the dividends, if any, as may be declared by the Board of Directors out of assets legally available therefor and to receive net assets in liquidation after payment of all amounts due to creditors and any liquidation preference due to preferred stockholders. Holders of the common stock have no conversion rights and are not entitled to any preemptive or subscription rights. The common stock is not subject to redemption or any further calls or assessments. The common stock does not have cumulative voting rights in the election of directors.

     The transfer agent for the common stock is Corporate Stock Transfer, Inc., 3200 South Cherry Creek Drive, Suite 430, Denver, Colorado 80209.

Dividend Policy

     While there currently are no restrictions prohibiting us from paying dividends to our stockholders, we have not paid any cash dividends on our common stock, in the past and do not anticipate paying any dividends in the foreseeable future. Earnings, if any, are expected to be retained to fund our future operations. There can be no assurance that we will pay dividends at any time in the future.

Price Range of Common Stock

     The common stock presently is traded on the over-the-counter market on the OTC Bulletin Board maintained by the National Association of Securities Dealers, Inc. ("NASD"). The NASDAQ symbol for the common stock is "NPCT." The common stock is also traded on the Frankfurt Stock Exchange and on the Hamburg Stock Exchange under the symbol "NPI."

     The following table sets forth the range of high and low bid quotations for the common stock of each full quarterly period during the last three fiscal quarters, rounded to the nearest penny. The quotations were obtained from information published by the NASD and reflect interdealer prices, without retail mark-up, mark-down or commissions and may not represent actual transactions. The average of the closing bid and asked prices for the common stock on the OTC Bulletin Board was $1.47 on November 16, 2000 (rounded to the nearest penny).


          Fiscal Quarter               High                        Low
          --------------               ----                        ---

        September 30, 2000             $1.94                       $1.84

        June 30, 2000                  $2.00                       $1.88

        March 31, 2000                 $6.19                       $2.44

     While a limited market did exist for the common stock under our former names of Mendell-Denver Corporation and Sunlight Systems, Ltd., it was so insignificant in volume that it was not representative of a true market or a realistic market valuation of the common stock. Accordingly, any information relating to former market activity is deemed immaterial and has not been included herein. This information can be obtained from the NASD by anyone interested in this type of historical data.

     As of November 1, 2000, there were 262 holders of record of our 50,408,423 outstanding shares of common stock. Based upon information provided to us by persons holding our common stock for the benefit of others, it is estimated that we had in excess of 2,500 beneficial owners of our common stock as of November 1, 2000.

                        DESCRIPTION OF PREFERRED STOCK

     Our board of directors has the authority to issue up to 5,000,000 shares of our preferred stock, $.0001 par value per share. As of November 1, 2000 we had no shares of preferred stock issued and outstanding. Our board of directors may issue our preferred stock in one or more series and fix the relative rights of those series without any further vote or action by the holders of our common stock or our preferred stock.

General

     We may issue our preferred stock separately or together with our common stock, warrants or debt securities and the shares of preferred stock that we issue may be attached to or separate from those offered securities and may be issued in exchange for other of our outstanding securities.

     The applicable prospectus supplement will describe the following terms, where applicable, of shares of preferred stock for which this prospectus is being delivered:

     .    The title of the series of the preferred stock;

     .    The designations, preferences and rights of the preferred stock;

     . The relative participation, optional or other special rights of the preferred stock;

     . The qualifications, limitations or restrictions on the preferred stock;

     .    The dividend rights and dividend rates of the preferred stock;

     .    The terms of redemption and redemption prices of the preferred stock;

     .    The conversion rights of the preferred stock;

     .    The voting rights of the preferred stock; and

     .    The liquidation preferences of the preferred stock.

No Market for Preferred Stock

     Currently there exists no public market for our preferred stock and no assurances can be given that a public market will develop in the future. See "RISK FACTORS--No market exists for our preferred stock, warrants or debt securities."

                            DESCRIPTION OF WARRANTS

     As of November 1, 2000, we had outstanding warrants to purchase up to 1,970,661 shares of our common stock at an exercise price per share that ranged from $.30 per share to $3.52 per share (rounded to the nearest penny), and we may be required to issue additional warrants in connection with a recent offer and sale of our common stock and warrants that occurred on October 20, 2000. All of our outstanding warrants expire no later than October 20, 2005.

General

     We may issue warrants to purchase our common stock or preferred stock. We may issue warrants independently or together with our common stock, preferred stock or debt securities and the warrants that we issue may be attached to or separate from those offered securities and may be issued in exchange for other of our outstanding securities. We will issue the warrants under warrant agreements that may include a bank, trust company or other financial institution as a warrant agent. The warrant agent would act solely as our agent in connection with the warrants being offered and it will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

     The applicable prospectus supplement will describe the following terms, where applicable, of warrants for which this prospectus is being delivered:

     .    The title of the warrants;

     . The designation, amount and terms of the common stock or preferred stock for which the warrants are exercisable;

     .    The price or prices at which the warrants will be issued;

     .    The aggregate number of warrants;

     . Any provisions for adjustments in the number or amount of shares of common stock receivable upon exercise of the warrants or the exercise price of the warrants;

     . The price or prices at which the common stock purchasable upon exercise of the warrants may be purchased;

     .    The conditions, if any, under which we may purchase the warrants;

     . The date on and after which, if any, the warrants and the common stock purchasable upon exercise of the warrants are separately transferable;

     . Other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

     . The date on which the right to exercise the warrants shall commence, and the date on which the rights shall expire; and

     . The maximum or minimum number of warrants which may be exercised at any time.

No Market for Warrants

     Currently there exists no public market for any warrants and no assurances can be given that a public market will develop in the future. See "RISK FACTORS
- No market exists for our preferred stock, warrants or debt securities."

Exercise of Warrants

     Each warrant will entitle the holder of warrants to purchase for cash the amount of shares of common stock or preferred stock at the exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the warrants offered by that prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered in that prospectus supplement. Any warrants not exercised by that time will become void.

     Warrants may be exercised as set forth in the prospectus supplement relating to the warrants being offered by that prospectus supplement. Upon receipt of payment and the warrant certificate properly completed and duly executed at the office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock or preferred stock purchasable upon such exercise. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

                        DESCRIPTION OF DEBT SECURITIES

     As of November 1, 2000, we had no debt securities issued or outstanding. We may issue debt securities, including notes, debentures, bonds or other evidence of indebtedness that may be convertible into shares of our common stock or preferred stock. We may issue debt securities separately or together with our common stock, preferred stock or warrants, and the debt securities that we issue may be attached to or separate from the other offered securities and may be issued in exchange for some of our other outstanding securities. We will issue the debt securities under a securities purchase agreement, a note, a debenture or another instrument that will be specified in the applicable prospectus supplement.

General

     The applicable prospectus supplement will describe the following terms, where applicable, of debt securities for which this prospectus is being delivered:

     .    The title of the debt securities;

     . The total principal amount of debt securities being offered and, if a series, the total amount authorized and the total amount outstanding as of the most recent practicable date;

     .    The maturity of the debt securities;

     . The interest rate of the debt securities, or the method by which interest is to be calculated on the debt securities;

     .    The timing of payments of interest on the debt securities;

     . The terms for amortization, redemption, sinking fund, retirement and conversion of the debt securities;

     .    The covenants that apply to the debt securities;

     .    The offering price of the debt securities;

     . Information about relevant U.S. federal income tax considerations, including information if the debt securities are to be offered at a price that they will be deemed to be offered at an "original issue discount" as defined in the Internal Revenue Code of 1986, as amended;

     . Information about the kind and priority of any lien securing the debt securities and a brief identification of the principal properties subject to such lien;

     . Information about the subordination of the rights of the holders of the debt securities to other holders of our securities or our creditors;

     . Information about the restriction of the declaration of dividends or that requires the maintenance of any asset ratio or the creation or maintenance of reserves;

     . Information about restrictions on our incurrence of additional debt or issuing additional securities;

     . Information about what types of events constitute a default and whether any periodic evidence is required to be furnished as to the absence of default; and

     . Information about the modification of the terms of the debt security or the rights of the holders of the debt security.

No Market for Debt Securities

     Currently there exists no public market for any debt securities and no assurances can be given that a public market will develop in the future. See "RISK FACTORS-No market exists for our preferred stock, warrants or debt securities."

                             PLAN OF DISTRIBUTION

     The terms of any offering of the securities described in this prospectus will be set forth in the applicable prospectus supplement. We may sell the securities offered in this prospectus:

     .    directly to purchasers;
     .    through agents;
     .    through dealers;
     .    through underwriters;
     .    directly to holders of our securities; or
     .    through a combination of any of these methods of sale.

     We may effect the distribution of the securities offered in this prospectus from time to time in one or more transactions either:

     .    at a fixed price or prices, which may be changed;
     .    at market prices prevailing at the time of sale;
     .    at prices related to the prevailing market prices; or
     .    at negotiated prices.

     We may directly solicit offers to purchase the securities offered in this prospectus. Agents that we designate from time to time may also solicit offers to purchase the securities offered in this prospectus. The applicable prospectus supplement will set forth the name of any agent that we designate, that is involved in the offer or sale of the securities offered in this prospectus and who may be deemed to be an "underwriter" as that term is defined in the Securities Act, and any commissions payable by us to an agent named in the prospectus supplement will also be disclosed in that prospectus supplement. Agents may receive commissions in the form of cash, shares of our common stock, shares of our preferred stock, warrants or our debt securities.

     If we utilize a dealer in selling the securities offered in this prospectus, we will sell those securities to the dealer, as principal. The dealer, who may be deemed to be an "underwriter" as that term is defined in the Securities Act, may then resell those offered securities to the public at varying prices to be determined by that dealer at the time of resale.

     If we utilize an underwriter or underwriters in the offer and sale of the securities described in this prospectus, we will name each underwriter that is to be utilized in the applicable prospectus supplement, which will be used by each underwriter to make resales of the securities offered in this prospectus. In connection with the sale of the securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Also, underwriters may receive shares of our common stock, shares of our preferred stock, warrants or debt securities as additional underwriting compensation or, in certain circumstances, may exchange their existing securities for shares of our common stock, preferred stock or warrants.

     Underwriters may also sell securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any underwriting compensation paid by us to underwriters or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement, as well as any shares of our common stock, preferred stock, warrants and our debt securities received by them as additional underwriting compensation. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions.

     Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act. Certain of the underwriters, dealers and agents and their affiliates may be customers of, engage in transactions with and perform services for us and our subsidiaries in the ordinary course of business.

     If so indicated in the prospectus supplement, we will authorize agents and underwriters or dealers to solicit offers by certain purchasers to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject to only those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the amount and nature of the commission payable for solicitation of such offers.

                                 LEGAL MATTERS

     Some of the legal matters relating to the securities to be offered by this prospectus will be passed upon for us by the law firm of Kutak Rock LLP, Denver, Colorado.

                                    EXPERTS

     Our financial statements incorporated herein by reference have been so incorporated in reliance upon the report of Gelfond Hochstadt & Pangburn, P.C., independent certified public accountants, which expresses an unqualified opinion and includes an explanatory paragraph relating to our ability to continue as a going concern, given upon their authority as experts in auditing and accounting.

                             AVAILABLE INFORMATION

     We are subject to the informational requirements of the Exchange Act and, therefore, we file reports and other information with the SEC. Those reports and other information can be obtained at or from:

     . the SEC's Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, information about which can be obtained by calling the SEC at 1-800-SEC-0330;

     . the SEC's New York regional office at Seven World Trade Center, 13th Floor, New York, New York 10048;

     . the SEC's Chicago regional office at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and

     . the Internet site maintained by the SEC at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding us and other registrants that file electronically with the SEC.

Some locations may charge prescribed or modest fees for copies.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information that is incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities offered by this prospectus, or after the date of this initial registration statement and before the effectiveness of the registration statement.

     . Annual Report on Form 10-KSB for the fiscal year ended June 30, 2000 that was filed with the SEC on September 28, 2000;

     . Current Report on Form 8-K that was filed with the SEC on October 20, 2000; and

     . Quarterly Report on Form 10-QSB for the quarter ended September 30, 2000 that was filed with the SEC on November 13, 2000.

     On request we will provide at no cost to each person, including any beneficial owner, who receives a copy of this prospectus, a copy of any or all of the documents incorporated in this prospectus by reference. We will not provide exhibits to any of such documents, however, unless such exhibits are specifically incorporated by reference into those documents.

                             ABOUT THIS PROSPECTUS

     We filed the registration statement using a "shelf" registration process. Under this process, we may, from time to time, offer any combination of the offered securities described in this prospectus in one or more offerings up to a total dollar amount of $150,000,000. The price to be paid for our offered securities will be determined at the time of the sale. Each time that we offer our securities, we will provide a supplement to this prospectus detailing specific information about each proposed sale.

     This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC. This prospectus is only a part of that registration statement, and does contain all of the information that is included in the registration statement, several sections of which are not included at all in this prospectus. The statements contained in this prospectus, including statements as to the contents of any contract or other document, are not necessarily complete. You should refer to the registration statement and to an actual copy of the contract or document filed as an exhibit to the registration statement for more complete information. The registration statement may be obtained from the SEC through one of the methods described above in "AVAILABLE INFORMATION."

================================================================================

     The only sources of information given to you by us about your investment decision are this prospectus and any documents referred to in this prospectus. We did not authorize anyone to give you any other information about your investment decision.

     This prospectus is not an offer to sell securities and is not meant to induce the sale of securities if it would violate state law. If the persons who are trying to offer the securities for sale, or the persons who receive those offers for sale are prohibited from doing so under state law, this prospectus is not meant to induce sale of the securities described in this prospectus.


                         TABLE OF CONTENTS

                                                    Page
                                                    ----

FORWARD-LOOKING STATEMENTS........................     2
PROSPECTUS SUMMARY................................     3
RISK FACTORS......................................     5
USE OF PROCEEDS...................................    14
THE COMPANY.......................................    14
DESCRIPTION OF COMMON STOCK.......................    14
DESCRIPTION OF PREFERRED STOCK....................    16
DESCRIPTION OF WARRANTS...........................    17
DESCRIPTION OF DEBT SECURITIES....................    18
PLAN OF DISTRIBUTION..............................    19
LEGAL MATTERS.....................................    21
EXPERTS...........................................    21
AVAILABLE INFORMATION.............................    21
INCORPORATION OF CERTAIN
DOCUMENTS BY REFERENCE............................    21
ABOUT THIS PROSPECTUS.............................    22



                        Common Stock, Preferred Stock,
                       Warrants to Purchase Common Stock
                     and Preferred Stock, Debt Securities


                           NANOPIERCE
                         TECHNOLOGIES, INC.


                        ____________________

                          PROSPECTUS
                        ____________________




                         November 29, 2000


================================================================================